Exhibit 95.1
Mine Safety Disclosures

Section 1503 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”) requires companies to disclose in their periodic reports information about the coal and other mines at which they are an operator.  The operations of the Company at coal and other mines in the U.S. are inspected by the Mine Safety and Health Administration (“MSHA”) on an ongoing basis.
In evaluating the information regarding mine safety and health, investors should take into account the fact that the Federal Mine Safety and Health Act (the “Mine Act”) has been construed as authorizing MSHA to issue citations and orders pursuant to the legal doctrine of strict liability, or liability without fault. If, in the opinion of an MSHA inspector, a condition that violates the Mine Act or regulations promulgated pursuant to it exists, then a citation or order will be issued regardless of whether the operator had any knowledge of, or fault in, the existence of that condition. Many of the Mine Act standards include one or more subjective elements, so that issuance of a citation or order often depends on the opinions or experience of the MSHA inspector.
Whenever MSHA believes that a violation of the Mine Act, any health or safety standard, or any regulation has occurred, it may issue a citation or order which describes the violation and fixes a time within which the operator must abate the violation. In some situations, such as when MSHA believes that conditions pose a hazard to miners, MSHA may issue an order requiring cessation of operations, or removal of miners from the area of the mine, affected by the condition until the hazards are corrected.
Citations and orders can be contested before the Federal Mine Safety and Health Review Commission (the "Commission"), and as part of that process, are often reduced in severity and amount, and are sometimes dismissed. The Commission is an independent adjudicative agency that provides administrative trial and appellate review of legal disputes arising under the Mine Act. These cases may involve, among other questions, challenges by operators to citations, orders and penalties they have received from MSHA.

The table that follows reflects citations, orders, violations and proposed assessments issued to the Company by MSHA during the quarter ended July 31, 2012 and all pending legal actions as of July 31, 2012.  Due to timing and other factors, the data may not agree with the mine data retrieval system maintained by MSHA.

Mine or Operating Name/MSHA	Section 104 S&S (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA ($)	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violations Under Section 104(e) (yes/no)	Received Notice of Potential to Have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)
Hycroft								No	No
Swift Creek Outside Lake City, Florida								No	No
Mosaic – Hookers Prairie								No	No
Boron Operations								No	No
CR Briggs								No	No
Barrick Gold, Turguoise Ridge								No	No
ISP Minerals								No	No
Gold Corp Marigold Mine								No	No
Barrick Ruby Hill								No	No
Barrick Golden Sunlight								No	No
Barrick/ Kinross Round Mountain Gold								No	No
Newmont, Buffalo Valley								No	No

Nevada Copper			No	No
Barrick Cortez			No	No
FMI Sierrita Mine, AZ			No	No
Jim Walters			No	No
Nyrstar Young			No	No
Nyrstar Gordonsville		$224	No	No		1
Drummond			No	No
Carmeuse			No	No
Morgan Worldwide			No	No
Carmeuse			No	No
Lafarge NA			No	No
Lafarge			No	No
Lhoist NA			No	No
Mingo Logan			No	No
US Gypsum			No	No
Sweetwater			No	No
Libson Vallet			No	No
Twenty Mile Coal			No	No
Barrick Goldstrike		$460	No	No		1
URS Morenci			No	No
Freeport-McMoRan Sierrita			No	No
Cyprus Tohono Corp.			No	No
Sun Valley Plant			No	No
CML Metals			No	No
FMI Bagdad			No	No
FMI Morenci			No	No
FMI Miami			No	No
Twin Buttes			No	No
FMI – Tyrone			No	No
Newmont-Carlin			No	No
Silver Bell Mining			No	No
Allied NV Hycroft			No	No
Imerys Plant #1			No	No
PCS Phosphates			No	No
Noranda Alumina			No	No
Agnico Eagle-West Pequop			No	No
Allied NV Gold-Hycroft Mine			No	No
Allied NV – Hasbrook			No	No
AMEC-Sullivan Ranch			No	No
American Lithium Minerals-			No	No
Asacro-Chilito			No	No
Asarc-Mission			No	No
Asarco-Ray	1	$4,689	No	No	1
Asarco-Silver Bell			No	No
Barrick Arturo (Dee)			No	No
Barrick Bald. Mt.			No	No
Barrick Cortez			No	No

Barrick EXP Surf & UG	No	No
Barrick Turquoise Ridge Surf/UG	No	No
Barrick-Goldstrike	No	No
Barrick-Goldstrike UG	No	No
Barrick-Ruby Hill	No	No
BH Minerals-	No	No
BHP-Pinto Valley	No	No
Canamex Resources-Bruner	No	No
Cayden Resources US Inc-Quartz MT.	No	No
Centerra-Ren	No	No
Coeur Rochester-Rochester	No	No
Comstock-	No	No
Cooper One-	No	No
Dynasty Gold	No	No
Evolving Gold Corp.	No	No
Freeport McMoRan-Bagdad	No	No
Freeport McMoRan-Christmas Mine	No	No
Freeport McMoRan- Chino	No	No
Freeport McMoRan-Dragoon	No	No
Freeport McMoRan-Miami	No	No
Freeport McMoRan-Morenci	No	No
Freeport McMoRan-Safford	No	No
Freeport McMoRan-Sierrita	No	No
Freeport McMoRan-Twin Buttes	No	No
Fronteer Development– Long Cany.	No	No
Gold Acquisition Corp.	No	No
Gold Reef-Rim Rock	No	No
Gold Standard Ventures-Railroad	No	No
Golden Predator-	No	No
Golden Vertex – Moss Mine	No	No

Great Basin Gold-Ivanhoe/Hollister			No	No
Gryphon Gold-Borealis			No	No
Harvest Gold-Rosebud			No	No
JR Simplot – Soda Springs			No	No
Kennecott UT Copper- Bingham			No	No
Klondex-Fire Creek			No	No
Marigold			No	No
Meridian Gold-			No	No
Metallic Ventures-Converse			No	No
Metallic Ventures-Gold Field			No	No
Mettalic Ventures- Gemfield			No	No
Midway-Pancake			No	No
Mineral Ridge			No	No
Minerals Technology			No	No
Miranda Gold			No	No
Montezuma-Red Canyon			No	No
Musgrove Mineral			No	No
Nevada Copper-Pumpkin			No	No
Newmont-Carlin			No	No
Newmont Exploration			No	No
Newmont Genex			No	No
Newmont Leeville			No	No
Newmont-Lonetree			No	No
Newmont McCoy Cove			No	No
Newmont-Midas Surf / UG			No	No
Newmont Phoenix	1	$895	No	No	2	2
Newmont Twin-Creeks			No	No
Northgate Minerals			No	No
Oracle Ridge Mining			No	No
Paramount Gold and Silver			No	No
Paris Hills Agricom			No	No
Pilot Gold			No	No
Premier Gold Mines-			No	No
Quadra Mining-Robinson			No	No
Quaterra Resources-			No	No

Regal Resources – Camp Verde	No	No
Renaissance Gold – Spruce MT	No	No
Rio Tinto-Resolution	No	No
Romarco Minerals-Haile Gold Mine	No	No
Round Mt. Gold	No	No
Rye Patch Gold	No	No
Snowstorm LLC	No	No
Solitario Exp-Mt. Hamilton	No	No
Talon Gold-N. Bullfrog	No	No
Tatmar Ventures	No	No
TGC Holdings	No	No
Thompson Creek Mining	No	No
Trio Gold	No	No
US Gold-	No	No
Victoria Res.	No	No
Vista NV	No	No
Western Pacific Resources	No	No
WPC Resources	No	No
WK Mining	No	No
Yukon NV Gold – Surface	No	No
Heritage Coal	No	No
Carmeuse Lime	No	No
Hilltop Basic Resources	No	No
Hilltop Basic Resources	No	No
Noranda Alumin S. Flourocarbon	No	No
Noranda Alumina East Flourocarbon	No	No
Carmeuse	No	No
Carmeuse	No	No
Imery's	No	No

A citations, orders and assessments reflected above are those initially issued or proposed by MSHA.  They do not reflect subsequent changes in the level of severity of a citation or order or the value of an assessment that may occur as a result of proceedings conducted in accordance with MSHA rules and regulations.

The Federal Mine Safety and Health Review Commission (the “Commission”) is an independent adjudicative agency that provides administrative trial and appellate review of legal disputes arising under the Mine Act. As of July 31, 2012, the Company has a total of 3 matters pending before the Commission.  All of these matters concern contests of citations or orders issued under section 104 of the Mine Act, along with the contests of the proposed penalties for each of these. During the quarter ended July 31, 2012, 2 actions were instituted before the Commission and 2 matters were resolved.